UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2017
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2017, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) has elected Wonya Y. Lucas as a member of the Board of Directors of the Company (the “Board”). There are no arrangements or understandings between Ms. Lucas and any other person pursuant to which she was elected as a director. The committees of the Board on which Ms. Lucas will serve have not yet been determined.

In connection with her election to the Board, and pursuant to the terms of the Company’s 2016 Long-Term Incentive Plan, Ms. Lucas will be granted an award of restricted stock units that represents a pro-rata amount of the current annual equity award to non-associate directors based on the effective date of her election.

A copy of the press release announcing Ms. Lucas’ election to the Board is filed with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit 99.1 J. C. Penney Company, Inc. News Release dated August 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Executive Vice President and Chief Financial Officer

Date: August 17, 2017

EXHIBIT INDEX

Exhibit Index	Description
99.1	J. C. Penney Company, Inc. News Release dated August 17, 2017